Exhibit 99.2

2016 THIRD QUARTER
supplemental information

THE BEST IN RETAIL FROM EVERY ANGLE

RPAI®

TABLE OF CONTENTS

1 EARNINGS RELEASE .... i – vii

2 FINANCIAL SUMMARY

Condensed Consolidated Balance Sheets 1

Condensed Consolidated Statements of Operations 2

Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information 3

Supplemental Financial Statement Detail 4

Same Store Net Operating Income 5

Capitalization 6

Covenants 7

Consolidated Debt Summary 8

Summary of Indebtedness 9

3 TRANSACTION SUMMARY

Development Projects 10-11

Acquisitions 12

Dispositions 13

4 PORTFOLIO SUMMARY

Market Summary 14

Retail Operating Portfolio Occupancy 15

Top Retail Tenants 16

Retail Leasing Activity Summary 17

Retail Lease Expirations 18

5 OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 19-22

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
THIRD QUARTER AND YEAR TO DATE RESULTS
Oak Brook, IL – November 1, 2016 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and nine months ended September 30, 2016.
FINANCIAL RESULTS
For the quarter ended September 30, 2016, the Company reported:

▪	Net income attributable to common shareholders of $70.1 million, or $0.30 per share, compared to $76.0 million, or $0.32 per share, for the same period in 2015;

▪	Funds from operations (FFO) attributable to common shareholders of $64.9 million, or $0.27 per share, compared to $53.7 million, or $0.23 per share, for the same period in 2015; and

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $64.8 million, or $0.27 per share, compared to $64.4 million, or $0.27 per share, for the same period in 2015.
For the nine months ended September 30, 2016, the Company reported:

▪	Net income attributable to common shareholders of $141.4 million, or $0.60 per share, compared to $115.0 million, or $0.49 per share, for the same period in 2015;

▪	FFO attributable to common shareholders of $215.2 million, or $0.91 per share, compared to $168.4 million, or $0.71 per share, for the same period in 2015; and

▪	Operating FFO attributable to common shareholders of $197.3 million, or $0.83 per share, compared to $188.7 million, or $0.80 per share, for the same period in 2015.
OPERATING RESULTS
For the quarter ended September 30, 2016, the Company’s portfolio results were as follows:

▪	4.6% increase in same store net operating income (NOI) over the comparable period in 2015;

▪	Total same store portfolio percent leased, including leases signed but not commenced: 95.4% at September 30, 2016, down 30 basis points from 95.7% at June 30, 2016 and flat at September 30, 2015;

▪
Total portfolio percent leased, including leases signed but not commenced: 94.7% at September 30, 2016, down 30 basis points from 95.0% at June 30, 2016 and down 10 basis points from 94.8% at September 30, 2015;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.5% at September 30, 2016, down 40 basis points from 94.9% at June 30, 2016 and down 10 basis points from 94.6% at September 30, 2015;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $17.03 at September 30, 2016, up 5.3% from $16.17 ABR per occupied square foot at September 30, 2015;

▪	1,121,000 square feet of retail leasing transactions comprised of 135 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 16.9% on new leases and 7.2% on renewal leases for a blended spread of 8.2%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the nine months ended September 30, 2016, the Company’s portfolio results were as follows:

▪	3.6% increase in same store NOI over the comparable period in 2015;

▪	2,830,000 square feet of retail leasing transactions comprised of 404 new and renewal leases; and

▪
Positive comparable cash blended leasing spreads of 7.6%, consisting of 7.2% on renewal leases and 11.0% on new leases. Excluding the impact from eight Rite Aid leases within the Company’s single-user retail portfolio that were extended to effectuate the planned 2016 disposition of these assets, all of which were sold during the second and third quarters, comparable cash blended leasing spreads were 8.1%.

“We are pleased to report strong financial and operational results, with year to date same store NOI growth of 3.6%,” stated Steve Grimes, president and chief executive officer. “In addition, we continue to execute on our strategic plan. We have addressed over 75% of our targeted dispositions and 100% of our targeted acquisitions and are well-positioned to meet our 2016 transactional goals.”
INVESTMENT ACTIVITY
Dispositions
During the quarter, the Company completed $231.2 million of dispositions, which included the sales of seven single-user retail assets and five non-target multi-tenant retail assets, three of which were classified as held for sale as of June 30, 2016. Year to date, the Company has completed $393.3 million of dispositions.
Additionally, the Company is under contract to sell two non-target multi-tenant retail assets for $69.0 million and 12 non-target single-user retail assets for $40.2 million. These transactions are expected to close during the fourth quarter of 2016, subject to satisfaction of customary closing conditions. Year to date, the Company has completed or is under contract for $502.5 million of dispositions.
Acquisitions
During the quarter, as previously announced, the Company entered into a purchase agreement to acquire One Loudoun Downtown located in the Washington, D.C. Metropolitan Statistical Area (MSA) for a gross purchase price of up to $163.1 million, based on certain performance thresholds. The acquisition will close in phases, with the first phase, representing a gross purchase price of up to $125.0 million, expected to close by the end of 2016. The remaining phases, representing an aggregate gross purchase price of up to $38.1 million, are expected to close throughout the first three quarters of 2017 as the seller completes construction on stand-alone buildings at the property.
One Loudoun Downtown represents the retail centerpiece of One Loudoun, a 360-acre, mixed-use master planned community that is entitled for residential, hospitality, retail and office uses. Located in Ashburn, Virginia, the property is situated within a “super-zip,” one of the most affluent and well-educated zip codes in the country, boasting a strong demographic profile with a population of 182,000 and average household income of $142,000 within a five-mile radius. Ashburn, Virginia was named No. 22 in the top “50 Best Places to Live” in the U.S. and ranked No. 1 for job growth in 2016 by Money magazine.
One Loudoun Downtown is anchored by Alamo Drafthouse Cinema, Great Gatherings and The Fitness Equation and contains a strong mix of fast casual and sit-down restaurants, including matchbox and Uncle Julio’s Rio Grande Cafe. The first phase consists of approximately 342,000 square feet, of which 236,800 square feet is retail and 105,200 square feet is office, and is 85.6% occupied and 89.7% leased. The remaining phases are currently under development and are expected to contain approximately 78,300 square feet of retail and approximately 46,300 square feet of office, which are 71.0% leased.
In addition, the Company acquired the anchor space improvements, which were previously subject to a ground lease with the Company, in an existing multi-tenant retail property located in the Seattle MSA for $4.5 million.
Year to date, the Company has completed or is under contract to close in 2016 $408.3 million of acquisitions, primarily on an unencumbered basis, with a weighted average ABR per occupied square foot of $22.61.
APPOINTMENT OF NEW BOARD MEMBER
On October 24, 2016, the Company’s board of directors (Board) increased the number of directors comprising the Board from eight to nine and appointed Robert G. Gifford as a Director of the Company, effective immediately. The Board also appointed Mr. Gifford to its Audit Committee and its Nominating and Corporate Governance Committee.
Mr. Gifford has broad experience in real estate investments and major development projects across various market sectors. He served as the President and Chief Executive Officer of AIG Global Real Estate from August 2009 through January 2016, beginning one year after the U.S. government took an equity interest in American International Group. At the time Mr. Gifford became President and Chief Executive Officer, AIG Global Real Estate had $20 billion of legacy real estate assets under management, including retail and mixed-use development projects. Mr. Gifford executed on both the wind-down of those assets and the subsequent strategic rebuilding of AIG Global Real Estate’s real estate investment platform. Prior to joining AIG Global Real Estate, Mr. Gifford served as an Associate and Vice President, from 1986 through 1992, and as a Principal, from 1992 through 2008, of AEW Capital Management, L.P., a global real estate advisor, where he led a team in creating and implementing an opportunistic investment strategy targeting value-add real estate acquisitions and development, including retail and mixed-use properties. Currently, Mr. Gifford serves as a director of Lehman Brothers Holding Inc. and is an active member of the Urban Land Institute where he formerly served as Council Vice-Chair. Mr. Gifford received his Bachelor of Arts Degree in history from Dartmouth College and his Master’s Degree in Public and Private Management from the Yale School of Management.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
On September 30, 2016, the Company entered into an agreement with certain institutional investors in connection with a private placement of senior unsecured notes. Under the agreement, the Company will issue $200 million of senior unsecured notes, consisting of $100 million of 10-year 4.08% senior unsecured notes (Notes Due 2026) and $100 million of 12-year 4.24% senior unsecured notes (Notes Due 2028), resulting in a weighted average fixed interest rate of 4.16%. The issuance of the Notes Due 2026 occurred on September 30, 2016 and the issuance of the Notes Due 2028 is expected to occur on December 28, 2016.
During the quarter, the Company repaid $28.7 million of mortgage debt, excluding amortization, with a weighted average interest rate of 3.67%.
As of September 30, 2016, the Company had approximately $2.1 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.3x, or a net debt and preferred stock to adjusted EBITDA ratio of 5.7x. Consolidated indebtedness had a weighted average contractual interest rate of 4.61% and a weighted average maturity of 4.8 years.

GUIDANCE
The Company is revising its guidance range for net income attributable to common shareholders to $1.03 to $1.05 per share from $1.04 to $1.07 per share. The Company is increasing its 2016 Operating FFO guidance range to $1.06 to $1.08 per share from $1.04 to $1.07 per share, based, in part, on the following assumptions:

▪	revised 2016 same store NOI growth range of 3.0% to 3.5% from 2.5% to 3.5%;

▪	revised 2016 general and administrative expenses range of $45 to $46 million from $45 to $47 million;

▪	maintaining 2016 dispositions range of $600 to $700 million;

▪	revised 2016 acquisitions range of $400 to $450 million from $375 to $475 million; and

▪	private placement issuance of $200 million of senior unsecured notes in 2016, as described above.
DIVIDEND
On October 25, 2016, the Company declared the fourth quarter 2016 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning October 1, 2016, which will be paid on December 30, 2016 to preferred shareholders of record on December 20, 2016.
On October 25, 2016, the Company also declared the fourth quarter 2016 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on January 10, 2017 to Class A common shareholders of record on December 22, 2016.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Wednesday, November 2, 2016 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (ET) on November 2, 2016 until midnight (ET) on November 16, 2016. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13643970.
The Company has also posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of September 30, 2016, the Company owned 174 retail operating properties representing 26.5 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continue” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and the Company’s ability to identify and pursue redevelopment opportunities, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-target disposition program and capital recycling efforts, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company and executive and realignment separation charges, which are otherwise excluded from the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

v

The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the nine months ended September 30, 2016 represents NOI from the Company’s same store portfolio consisting of 158 retail operating properties acquired or placed in service and stabilized prior to January 1, 2015. NOI from Other Investment Properties for the nine months ended September 30, 2016 represents NOI primarily from properties acquired during 2015 and 2016, the Company’s development property, the Company’s one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2015 and 2016, the net income from the Company’s wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest on April 29, 2016. For the three months ended September 30, 2016, the Company’s same store portfolio consists of 164 retail operating properties inclusive of the same store portfolio for the nine months ended September 30, 2016 and six additional retail operating properties acquired during the first half of 2015. The financial results reported in Other Investment Properties for the three months ended September 30, 2016 are inclusive of the topics described above for the nine months ended September 30, 2016 excluding the six investment properties acquired during the first half of 2015. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Fitzmaurice, VP – Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2016
	Low	High

Net income attributable to common shareholders	$1.03	$1.05
Depreciation and amortization of depreciable real estate	0.90	0.90
Provision for impairment of investment properties	0.04	0.04
Gain on sales of depreciable investment properties	(0.88)	(0.88)
FFO attributable to common shareholders	$1.09	$1.11

Impact on earnings from the early extinguishment of debt, net	(0.01)	(0.01)
Provision for hedge ineffectiveness	—	—
Provision for impairment of non-depreciable investment property	0.01	0.01
Gain on extinguishment of other liabilities	(0.03)	(0.03)
Operating FFO attributable to common shareholders	$1.06	$1.08

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	September 30, 2016	December 31, 2015
Assets
Investment properties:
Land	$1,235,929	$1,254,131
Building and other improvements	4,333,989	4,428,554
Developments in progress	5,860	5,157
	5,575,778	5,687,842
Less accumulated depreciation	(1,460,799)	(1,433,195)
Net investment properties	4,114,979	4,254,647

Cash and cash equivalents	69,071	51,424
Accounts and notes receivable (net of allowances of $6,277 and $7,910, respectively)	79,943	82,804
Acquired lease intangible assets, net	137,310	138,766
Assets associated with investment properties held for sale	3,581	—
Other assets, net	108,117	93,610
Total assets	$4,513,001	$4,621,251

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,544 and $1,865, respectively, unamortized discount of $(633) and $(1), respectively, and unamortized capitalized loan fees of $(5,701) and $(7,233), respectively)	$1,000,089	$1,123,136
Unsecured notes payable, net (includes unamortized discount of $(1,001) and ($1,090), respectively, and unamortized capitalized loan fees of $(3,520) and $(3,334), respectively)	595,479	495,576
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,698) and $(2,474), respectively)	447,302	447,526
Unsecured revolving line of credit	—	100,000
Accounts payable and accrued expenses	67,141	69,800
Distributions payable	39,315	39,297
Acquired lease intangible liabilities, net	105,211	114,834
Liabilities associated with investment properties held for sale	36	—
Other liabilities	76,444	75,745
Total liabilities	2,331,017	2,465,914

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of September 30, 2016 and December 31, 2015; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 237,376 and 237,267 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	237	237
Additional paid-in capital	4,934,381	4,931,395
Accumulated distributions in excess of earnings	(2,752,743)	(2,776,215)
Accumulated other comprehensive income (loss)	104	(85)
Total equity	2,181,984	2,155,337
Total liabilities and equity	$4,513,001	$4,621,251

3rd Quarter 2016 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Rental income	$113,627	$116,715	$344,081	$355,525
Tenant recovery income	29,130	28,901	89,140	89,617
Other property income	1,769	5,339	7,170	9,898
Total revenues	144,526	150,955	440,391	455,040

Expenses
Operating expenses	20,285	22,741	63,438	71,589
Real estate taxes	19,937	20,961	60,966	61,957
Depreciation and amortization	56,763	52,871	163,602	163,345
Provision for impairment of investment properties	4,742	169	11,048	4,113
General and administrative expenses	11,110	10,939	33,289	35,949
Total expenses	112,837	107,681	332,343	336,953

Operating income	31,689	43,274	108,048	118,087

Gain on extinguishment of debt	—	—	13,653	—
Gain on extinguishment of other liabilities	—	—	6,978	—
Interest expense	(25,602)	(40,425)	(78,343)	(110,610)
Other income, net	22	479	449	1,398
Income from continuing operations	6,109	3,328	50,785	8,875
Gain on sales of investment properties	66,385	75,001	97,737	113,214
Net income	72,494	78,329	148,522	122,089
Preferred stock dividends	(2,362)	(2,362)	(7,087)	(7,087)
Net income attributable to common shareholders	$70,132	$75,967	$141,435	$115,002

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.30	$0.32	$0.60	$0.49

Weighted average number of common shares outstanding – basic	236,783	236,439	236,692	236,348

Weighted average number of common shares outstanding – diluted	237,108	236,553	236,983	236,400

3rd Quarter 2016 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income attributable to common shareholders	$70,132	$75,967	$141,435	$115,002
Depreciation and amortization of depreciable real estate	56,384	52,596	162,577	162,520
Provision for impairment of investment properties	4,742	169	8,884	4,113
Gain on sales of depreciable investment properties	(66,385)	(75,001)	(97,737)	(113,214)
FFO attributable to common shareholders	$64,873	$53,731	$215,159	$168,421

FFO attributable to common shareholders per common share outstanding	$0.27	$0.23	$0.91	$0.71

FFO attributable to common shareholders	$64,873	$53,731	$215,159	$168,421
Impact on earnings from the early extinguishment of debt, net	—	10,618	(12,842)	17,635
Provision for hedge ineffectiveness	(38)	(4)	(35)	(25)
Provision for impairment of non-depreciable investment property	—	—	2,164	—
Gain on extinguishment of other liabilities	—	—	(6,978)	—
Executive separation charges (b)	—	—	—	3,537
Other (c)	(5)	91	(189)	(909)
Operating FFO attributable to common shareholders	$64,830	$64,436	$197,279	$188,659

Operating FFO attributable to common shareholders per common share outstanding	$0.27	$0.27	$0.83	$0.80

Weighted average number of common shares outstanding – basic	236,783	236,439	236,692	236,348
Dividends declared per common share	$0.165625	$0.165625	$0.496875	$0.496875

Additional Information (d)
Lease-related expenditures (e)
Same store	$7,307	$5,029	$24,308	$17,376
Other investment properties	$1,248	$1,235	$5,636	$7,606

Capital expenditures (f)
Same store	$5,388	$7,546	$13,778	$12,972
Other investment properties	$811	$850	$7,215	$3,762

Straight-line rental income, net	$1,226	$655	$3,054	$2,297
Amortization of above and below market lease intangibles and lease inducements	$1,176	$249	$1,595	$710
Non-cash ground rent expense (g)	$552	$791	$1,952	$2,377

(a)	Refer to page 19 for definitions of FFO attributable to common shareholders and Operating FFO attributable to common shareholders.

(b)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

(c)	Consists of the impact on earnings from net settlements and easement proceeds, which are included in "Other income, net" in the condensed consolidated statements of operations.

(d)
The same store portfolio for the nine months ended September 30, 2016 consists of 158 retail operating properties. The same store portfolio for the three months ended September 30, 2016 consists of 164 retail operating properties. Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(e)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(f)	Consists of payments for building, site and other improvements, net of anticipated recoveries, and excludes developments in progress.

(g)	Includes amortization of acquired ground lease intangibles.

3rd Quarter 2016 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	September 30, 2016	December 31, 2015
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $5,715 and $7,052, respectively)	$29,189	$30,143
Straight-line receivables (net of allowances of $562 and $858, respectively)	50,754	52,661
Total	$79,943	$82,804

Other Assets, Net
Deferred costs, net	$30,953	$27,132
Restricted cash and escrows	35,528	35,804
Fair value of derivatives	138	—
Other assets, net	41,498	30,674
Total	$108,117	$93,610

Other Liabilities
Unearned income	$20,289	$22,216
Straight-line ground rent liability	30,635	35,241
Fair value of derivatives	—	85
Other liabilities	25,520	18,203
Total	$76,444	$75,745

Developments in Progress
Active redevelopment (a)	$2,860	$—
Property available for future development	3,000	5,157
Total	$5,860	$5,157

Supplemental Statements of Operations Detail
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Rental Income
Base rent	$110,434	$114,469	$335,631	$347,996
Percentage and specialty rent	791	1,342	3,801	4,522
Straight-line rent	1,226	655	3,054	2,297
Amortization of above and below market lease intangibles and lease inducements	1,176	249	1,595	710
Total	$113,627	$116,715	$344,081	$355,525

Other Property Income
Lease termination income	$385	$3,245	$3,070	$3,712
Other property income	1,384	2,094	4,100	6,186
Total	$1,769	$5,339	$7,170	$9,898

Property Operating Expense Supplemental Information
Bad Debt Expense	$155	$(116)	$774	$1,105
Non-Cash Ground Rent Expense (b)	$552	$791	$1,952	$2,377

General and Administrative Expense Supplemental Information
Acquisition Costs	$223	$99	$913	$1,297
Non-Cash Amortization of Stock-Based Compensation	$1,594	$2,076	$5,293	$8,116

Additional Supplemental Information
Capitalized Compensation Costs – Construction and Development	$264	$—	$766	$—
Capitalized Internal Leasing Incentives	$160	$85	$324	$340
Capitalized Interest	$1	$—	$1	$—

(a)	Represents Reisterstown Road Plaza. See page 10 for further details.

(b)	Includes amortization of acquired ground lease intangibles.

3rd Quarter 2016 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	As of September 30 based on Same store portfolio for the Three Months Ended September 30, 2016			As of September 30 based on Same store portfolio for the Nine Months Ended September 30, 2016
	2016	2015	Change	2016	2015	Change

Number of retail operating properties in same store portfolio	164	164	—	158	158	—

Occupancy	93.4%	93.5%	(0.1)%	93.3%	93.6%	(0.3)%

Percent leased (b)	95.4%	95.4%	—%	95.3%	95.4%	(0.1)%

Same Store NOI (c)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change

Base rent	$97,262	$95,092		$275,664	$270,173
Percentage and specialty rent	565	708		2,676	2,559
Tenant recovery income	26,125	25,029		73,383	72,316
Other property operating income (d)	954	1,032		2,468	2,703
	124,906	121,861		354,191	347,751

Property operating expenses (e)	16,903	17,393		48,149	50,196
Bad debt expense	(250)	38		(450)	709
Real estate taxes	17,947	18,116		51,434	50,752
	34,600	35,547		99,133	101,657

Same Store NOI (c)	$90,306	$86,314	4.6%	$255,058	$246,094	3.6%

(a)
For the nine months ended September 30, 2016, the Company's same store portfolio consists of 158 retail operating properties and excludes properties acquired or placed in service and stabilized during 2015 and 2016, the Company's development property, the Company's one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment and investment properties sold or classified as held for sale during 2015 and 2016. For the three months ended September 30, 2016, the Company's same store portfolio consists of 164 retail operating properties inclusive of the same store portfolio for the nine months ended September 30, 2016 and six additional properties acquired during the first half of 2015.

(b)	Includes leases signed but not commenced.

(c)
Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company's presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

(d)	Consists of all operating items included in "Other property income" in the condensed consolidated statements of operations, which include all items other than lease termination fee income.

(e)
Consists of all property operating items included in "Operating expenses" in the condensed consolidated statements of operations, which include all items other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items.

3rd Quarter 2016 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratios)

Capitalization Data
	September 30, 2016	December 31, 2015
Equity Capitalization
Common stock shares outstanding (a)	237,376	237,267
Common share price	$16.80	$14.77
	3,987,917	3,504,434
Series A preferred stock	135,000	135,000
Total equity capitalization	$4,122,917	$3,639,434

Debt Capitalization
Mortgages payable (b)	$1,004,879	$1,128,505
Unsecured notes payable (c)	600,000	500,000
Unsecured term loans (d)	450,000	450,000
Unsecured revolving line of credit	—	100,000
Total debt capitalization	$2,054,879	$2,178,505

Total capitalization at end of period	$6,177,796	$5,817,939

Calculation of Net Debt to Adjusted EBITDA Ratios (e)

	September 30, 2016	December 31, 2015

Total notional debt	$2,054,879	$2,178,505
Less: consolidated cash and cash equivalents	(69,071)	(51,424)
Total net debt	$1,985,808	$2,127,081
Total net debt and preferred stock	$2,120,808	$2,262,081
Adjusted EBITDA (f)	$372,864	$366,652
Net Debt to Adjusted EBITDA	5.3x	5.8x
Net Debt and Preferred Stock to Adjusted EBITDA	5.7x	6.2x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert into common stock in the future.

(b)
Mortgages payable excludes mortgage premium of $1,544 and $1,865, discount of $(633) and $(1) and capitalized loan fees of $(5,701) and $(7,233), net of accumulated amortization, as of September 30, 2016 and December 31, 2015, respectively.

(c)
Unsecured notes payable exclude discount of $(1,001) and $(1,090) and capitalized loan fees of $(3,520) and $(3,334), net of accumulated amortization, as of September 30, 2016 and December 31, 2015, respectively.

(d)	Unsecured term loans exclude capitalized loan fees of $(2,698) and $(2,474), net of accumulated amortization, as of September 30, 2016 and December 31, 2015, respectively.

(e)	Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(f)	For purposes of these ratio calculations, annualized three months ended figures were used.

3rd Quarter 2016 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility and Notes Due 2021, 2024 and 2026 (a)
		Covenant		September 30, 2016

Leverage ratio (b)		< 60.0%	(b)	33.8%

Secured leverage ratio (b)	Unsecured Credit Facility: Notes Due 2021, 2024 and 2026:	< 45.0% < 40.0%	(b)	16.5%

Fixed charge coverage ratio (c)		> 1.50x		2.8x

Interest coverage ratio (d)		> 1.50x		3.5x

Unencumbered leverage ratio (b)		< 60.0%	(b)	30.4%

Unencumbered interest coverage ratio		> 1.75x		6.0x

4.00% Notes Due 2025 (e)
	Covenant	September 30, 2016

Leverage ratio (f)	< 60.0%	34.9%

Secured leverage ratio (f)	< 40.0%	17.0%

Debt service coverage ratio (g)	> 1.50x	3.5x

Unencumbered assets to unsecured debt ratio	> 150%	343%

(a)
For a complete listing of all covenants related to the Company's Unsecured Credit Facility (comprised of the unsecured term loans and unsecured revolving line of credit) as well as covenant definitions, refer to the Fourth Amended and Restated Credit Agreement filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 17, 2016. For a complete listing of all covenants related to the Company's 4.12% senior unsecured notes due 2021 and 4.58% senior unsecured notes due 2024 (collectively, Notes Due 2021 and 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company's 4.08% senior unsecured notes due 2026 (Notes Due 2026) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated October 5, 2016.

(b)	Based upon a capitalization rate of 6.75%.

(c)
Applies only to the Company's Unsecured Credit Facility and Notes Due 2026. This ratio is based upon consolidated debt service, including interest expense, principal amortization and preferred dividends declared, excluding interest expense related to defeasance costs and prepayment premiums.

(d)	Applies only to the Company's Notes Due 2021, 2024 and 2026.

(e)
For a complete listing of all covenants related to the Company's 4.00% senior unsecured notes due 2025 (4.00% Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture.

(g)
Based upon interest expense and excludes principal amortization and preferred dividends declared. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

3rd Quarter 2016 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of September 30, 2016
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)	WA Years to Maturity

Fixed rate mortgages payable (b)	$1,004,879	6.06%	3.7 years

Unsecured notes payable:
Senior notes – 4.12% due 2021	100,000	4.12%	4.8 years
Senior notes – 4.58% due 2024	150,000	4.58%	7.8 years
Senior notes – 4.00% due 2025	250,000	4.00%	8.5 years
Senior notes – 4.08% due 2026 (c)	100,000	4.08%	10.0 years
Total unsecured notes payable (b)	600,000	4.18%	7.9 years

Unsecured credit facility:
Term loan – fixed rate (d)	250,000	1.97%	4.3 years
Term loan – variable rate	200,000	1.97%	1.6 years
Revolving line of credit – variable rate	—	1.87%	3.3 years
Total unsecured credit facility (b)	450,000	1.97%	3.1 years

Total consolidated indebtedness	$2,054,879	4.61%	4.8 years

Consolidated Debt Maturity Schedule as of September 30, 2016

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate (b)	WA Rates on Variable Debt (e)	Total	% of Total	WA Rates on Total Debt (a)

2016	$2,865	7.18%	$—	—	$2,865	0.1%	7.18%
2017	227,451	5.08%	—	—	227,451	11.1%	5.08%
2018	11,647	6.52%	200,000	1.97%	211,647	10.3%	2.22%
2019	444,324	7.49%	—	—	444,324	21.6%	7.49%
2020	4,334	4.58%	—	—	4,334	0.2%	4.58%
2021	373,249	2.73%	—	—	373,249	18.2%	2.73%
2022	217,153	4.87%	—	—	217,153	10.6%	4.87%
2023	31,758	4.13%	—	—	31,758	1.5%	4.13%
2024	151,737	4.57%	—	—	151,737	7.4%	4.57%
2025	251,809	4.00%	—	—	251,809	12.3%	4.00%
Thereafter	138,552	4.18%	—	—	138,552	6.7%	4.18%
Total	$1,854,879	4.90%	$200,000	1.97%	$2,054,879	100.0%	4.61%

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of September 30, 2016, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.84%.

(b)
Fixed rate mortgages payable excludes mortgage premium of $1,544, discount of $(633) and capitalized loan fees of $(5,701), net of accumulated amortization, as of September 30, 2016. Unsecured notes payable excludes discount of $(1,001) and capitalized loan fees of $(3,520), net of accumulated amortization, as of September 30, 2016. Term loans exclude capitalized loan fees of $(2,698), net of accumulated amortization, as of September 30, 2016. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
On September 30, 2016, the Company issued $100,000 of 10-year 4.08% senior unsecured notes in a private placement transaction pursuant to a note purchase agreement it entered into with certain institutional investors on September 30, 2016. Pursuant to the same note purchase agreement, the Company also expects to issue $100,000 of 12-year 4.24% senior unsecured notes on December 28, 2016.

(d)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a weighted average fixed rate of 0.6677% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through December 31, 2017. The applicable credit spread was 1.30% as of September 30, 2016.

(e)	Represents interest rates as of September 30, 2016.

3rd Quarter 2016 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of September 30, 2016
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 9/30/2016
Consolidated Indebtedness
Southlake Grand Ave.	04/01/17	3.50%		Fixed	Secured	$54,706
Southlake Town Square	04/01/17	6.25%		Fixed	Secured	82,063
Central Texas Marketplace	04/11/17	5.46%		Fixed	Secured	45,387
Coppell Town Center	05/01/17	3.53%		Fixed	Secured	10,438
Lincoln Park	12/01/17	4.05%		Fixed	Secured	25,181
Corwest Plaza	04/01/19	7.25%		Fixed	Secured	14,080
Dorman Center	04/01/19	7.70%		Fixed	Secured	20,034
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	7,567
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,403
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,142
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	8,645
Forks Town Center	10/01/19	7.70%		Fixed	Secured	7,889
IW JV 2009 portfolio (48 properties)	12/01/19	7.50%		Fixed	Secured	391,436
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	1,006
Commons at Temecula	03/01/22	4.74%		Fixed	Secured	25,665
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	34,897
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Town Square Plaza	04/01/22	4.82%		Fixed	Secured	16,815
Village Shoppes at Gainesville	04/01/22	4.25%		Fixed	Secured	19,518
Reisterstown Road Plaza	06/01/22	5.25%		Fixed	Secured	46,250
Gateway Village	01/01/23	4.14%		Fixed	Secured	35,179
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	26,473
The Shoppes at Union Hill (b)	06/01/31	3.75%		Fixed	Secured	15,579
Mortgages payable (c)						1,004,879

Senior notes – 4.12% due 2021	06/30/21	4.12%		Fixed	Unsecured	100,000
Senior notes – 4.58% due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes – 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Senior notes – 4.08% due 2026 (d)	09/30/26	4.08%		Fixed	Unsecured	100,000
Unsecured notes payable (c)						600,000

Term loan	01/05/21	1.97%	(d)	Fixed	Unsecured	250,000
Term loan	05/11/18	1.97%		Variable	Unsecured	200,000
Revolving line of credit	01/05/20	1.87%		Variable	Unsecured	—
Unsecured credit facility (c)						450,000

Total consolidated indebtedness	07/15/21	4.61%				$2,054,879

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of September 30, 2016, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.84%.

(b)	The mortgage debt was assumed in conjunction with the acquisition of the property on April 1, 2016.

(c)
Mortgages payable excludes mortgage premium of $1,544, discount of $(633) and capitalized loan fees of $(5,701), net of accumulated amortization, as of September 30, 2016. Unsecured notes payable excludes discount of $(1,001) and capitalized loan fees of $(3,520), net of accumulated amortization, as of September 30, 2016. Term loans exclude capitalized loan fees of $(2,698), net of accumulated amortization, as of September 30, 2016.

(d)
On September 30, 2016, the Company issued $100,000 of 10-year 4.08% senior unsecured notes in a private placement transaction pursuant to a note purchase agreement it entered into with certain institutional investors on September 30, 2016. Pursuant to the same note purchase agreement, the Company also expects to issue $100,000 of 12-year 4.24% senior unsecured notes on December 28, 2016.

(e)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a weighted average fixed rate of 0.6677% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through December 31, 2017. The applicable credit spread was 1.30% as of September 30, 2016.

3rd Quarter 2016 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of September 30, 2016
(dollar amounts in thousands)

Property Name	Metropolitan Statistical Area (MSA)	Included in Same store portfolio (a)	Total Estimated Net Costs (b)	Net Costs Inception to Date	Incremental GLA	Targeted Stabilization/ Completion (c)	Projected Incremental Return on Cost (d)	Project Description

Redevelopments
Reisterstown Road Plaza	Baltimore	No	$11,000-$12,000	$610	(52,500)	Q4 2017	9.5%-11.5%	Reconfigure existing space with a facade renovation and the addition of a multi-tenant retail pad
Towson Circle (e)	Baltimore	No	$30,000-$32,000	$9,648	(40,000)	Q3 2019	8.0%-10.0%	Mixed-use redevelopment that will include double-sided street level retail with approximately 390 residential units above

Expansions and Pad Developments
Pavilion at King's Grant	Charlotte	Yes	$2,300	$4	32,400	Q2 2017	15.0%-16.0%	32,400 sq. ft. expansion
Shops at Park Place	Dallas	Yes	$3,900	$218	25,040	Q4 2017	8.75%-9.75%	25,040 sq. ft. pad development
Lakewood Towne Center	Seattle	Yes	$1,700	$3	4,500	Q4 2017	7.75%-8.75%	4,500 sq. ft. pad development

Property Name	MSA	Included in Same store portfolio (a)	Targeted Commencement	Project Description

Redevelopment Pipeline
Boulevard at the Capital Centre	Washington, D.C.	No	2018	Dimensions Healthcare/University of Maryland Regional Medical Center phased redevelopment; Certificate of Need approved in October 2016
Merrifield Town Center II	Washington, D.C.	No (f)	2019	Mixed-use redevelopment and monetization of air rights
Tysons Corner	Washington, D.C.	No (f)	2021	Redevelopment with increased density

(a)
A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and Pad Developments are not considered to significantly impact the existing property's NOI, and therefore, have not been removed from the Company's same store portfolio if they have otherwise met the criteria to be included in the Company's same store portfolio for the nine months ended September 30, 2016.

(b)	Net costs represent the Company's estimated share of the project costs, net of proceeds from land sales, reimbursement from third parties and contributions from project partners, as applicable.

(c)
A redevelopment is considered complete and its classification changed from development to operating when it is substantially completed and held available for occupancy, but no later than one year from the completion of major construction activity. A property is considered stabilized upon reaching 90% occupancy, but no later than one year from the date it was classified as operating.

(d)
Projected Incremental Return on Cost (ROC) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by incremental cost. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROC does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(e)	The Company expects to begin demolition activities in Q3 2017.

(f)	Property was acquired subsequent to December 31, 2014, and as such, does not meet the criteria to be included in the Company's same store portfolio for the nine months ended September 30, 2016.

The Company cannot guarantee that (i) ROC will be generated at the percentage listed or at all, (ii) total net costs associated with these projects will be equal to the total estimated net costs, (iii) project completion or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROC and total estimated net costs reflect the Company's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond the Company's control, including, without limitation, general economic conditions, market conditions and other business factors.

3rd Quarter 2016 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of September 30, 2016 (continued)
(dollar amounts in thousands)

The Company has identified the following potential expansion and pad development opportunities to add stand-alone buildings, convert previously under-utilized space or develop additional retail GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond the Company's control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Potential Additional Square Feet

Expansions and Pad Development Opportunities
Governor's Marketplace	Tallahassee	Yes	20,600
Lakewood Towne Center	Seattle	Yes	10,500
Gateway Plaza	Dallas	Yes	8,000
High Ridge Crossing	St. Louis	Yes	7,500
Fox Creek Village	Boulder	Yes	6,000
Century III Plaza	Pittsburgh	Yes	6,000
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000
Page Field Commons	Cape Coral-Fort Myers, FL	Yes	4,700
Downtown Crown	Washington, D.C.	No (b)	3,000 - 9,000

(a)
A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and Pad Development Opportunities are not considered to significantly impact the existing property's NOI, and therefore, have not been removed from the Company's same store portfolio if they have otherwise met the criteria to be included in the Company's same store portfolio for the nine months ended September 30, 2016.

(b)	Property was acquired subsequent to December 31, 2014, and as such, does not meet the criteria to be included in the Company's same store portfolio for the nine months ended September 30, 2016.

Property Name	MSA	Included in Same store portfolio (c)	Total Estimated Net Costs (c)	Net Costs Inception to Date	Incremental GLA	Completion	Projected Incremental Return on Cost (c)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel	Dallas	No (d)	$2,872	$2,872	15,030	Q4 2015	11.3%	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing	Dallas	Yes	$3,500	$2,961	21,000	Q3 2016	9.9%	21,000 sq. ft. multi-tenant retail
Heritage Square	Seattle	Yes	$1,500	$1,098	(360)	Q3 2016	11.2%	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery

(c)	See footnotes on page 10.

(d)
The expansion was completed on a land parcel acquired on March 24, 2015, and as such, does not meet the criteria to be included in the Company's same store portfolio for the nine months ended September 30, 2016.

3rd Quarter 2016 Supplemental Information	11

Retail Properties of America, Inc.
Acquisitions for the Nine Months Ended September 30, 2016
(amounts in thousands, except square footage amounts)

Property Name	Acquisition Date	MSA	Property Type	Gross Leasable Area (GLA)	Purchase Price	Mortgage Debt Assumed

Shoppes at Hagerstown (a)	January 15, 2016	Hagerstown	Multi-tenant retail	113,000	$27,055	$—
Merrifield Town Center II (a)	January 15, 2016	Washington, D.C.	Multi-tenant retail	76,000	45,676	—
Oak Brook Promenade	March 29, 2016	Chicago	Multi-tenant retail	183,200	65,954	—
The Shoppes at Union Hill (b)	April 1, 2016	New York	Multi-tenant retail	91,700	63,060	15,971
Ashland & Roosevelt (c)	April 29, 2016	Chicago	Ground lease interest (c)	—	13,850	—
Tacoma South	May 5, 2016	Seattle	Multi-tenant retail	230,700	39,400	—
Eastside	June 15, 2016	Dallas	Multi-tenant retail	67,100	23,842	—
Woodinville Plaza (d)	August 30, 2016	Seattle	Anchor space improvements (d)	—	4,500	—

	Total 2016 acquisitions (through September 30, 2016)			761,700	$283,337	$15,971

(a)	These properties were acquired as a two-property portfolio. Merrifield Town Center II also contains 62,000 square feet of storage space for a total of 138,000 square feet.

(b)	In conjunction with the acquisition, the Company assumed mortgage debt with a principal balance of $15,971 and an interest rate of 3.75% that matures in 2031.

(c)
The Company acquired the fee interest in an existing wholly-owned multi-tenant retail operating property, which was previously subject to a ground lease with a third party. As a result, the total number of properties in the Company's portfolio was not affected.

(d)
The Company acquired the anchor space improvements, which were previously subject to a ground lease with the Company, in an existing wholly-owned multi-tenant retail operating property. As a result, the total number of properties in the Company's portfolio was not affected.

There have been no acquisitions subsequent to September 30, 2016.

3rd Quarter 2016 Supplemental Information	12

Retail Properties of America, Inc.
Dispositions for the Nine Months Ended September 30, 2016
(amounts in thousands, except square footage amounts)

Property Name	Disposition Date	Property Type	GLA	Consideration		Debt Repaid, Forgiven, Assumed or Defeased		Defeasance Cost / Prepayment Premium

The Gateway	February 1, 2016	Multi-tenant retail	623,200	$75,000	(a)	$94,353	(a)	$—
Stateline Station	February 10, 2016	Multi-tenant retail	142,600	17,500		—		—
Six Property Portfolio (b)	March 30, 2016	Single-user retail	230,400	35,413		—		—
CVS Pharmacy – Oklahoma City	April 20, 2016	Single-user retail	10,900	4,676		—		—
Rite Aid Store (Eckerd)–Canandaigua & Tim Horton Donut Shop (c)	June 2, 2016	Single-user retail	16,600	5,400		—		—
Academy Sports – Midland	June 15, 2016	Single-user retail	61,200	5,541		—		—
Four Rite Aid Portfolio (d)	June 23, 2016	Single-user retail	45,400	15,934		—		—
Beachway Plaza – Chase Bank outparcel	June 30, 2016	Single-user outparcel	3,400	2,639		—		—
Broadway Shopping Center	July 8, 2016	Multi-tenant retail	190,300	20,500		—		—
Mid-Hudson Center	July 21, 2016	Multi-tenant retail	235,600	27,500		—		—
Rite Aid Store (Eckerd), Main St. – Buffalo	July 27, 2016	Single-user retail	10,900	3,388		—		—
Rite Aid Store (Eckerd) – Lancaster	July 29, 2016	Single-user retail	10,900	3,425		—		—
Alison's Corner	August 4, 2016	Multi-tenant retail	55,100	7,850		—		—
Rite Aid Store (Eckerd) – Lake Ave.	August 5, 2016	Single-user retail	13,200	5,400		—		—
Maple Tree Place	August 12, 2016	Multi-tenant retail	489,000	90,000		—		—
CVS Pharmacy – Burleson	August 12, 2016	Single-user retail	10,900	4,190		—		—
Mitchell Ranch Plaza	August 18, 2016	Multi-tenant retail	199,600	55,625		—		—
Rite Aid Store (Eckerd), E. Main St. – Batavia	August 22, 2016	Single-user retail	13,800	5,050		—		—
Rite Aid Store (Eckerd) – Lockport	September 9, 2016	Single-user retail	13,800	4,690		—		—
Rite Aid Store (Eckerd), Ferry St. – Buffalo	September 9, 2016	Single-user retail	10,900	3,600		—		—

Total 2016 dispositions (through September 30, 2016)			2,387,700	$393,321		$94,353		$—

(a)
The property was disposed of through a lender-directed sale in full satisfaction of the Company's mortgage obligation. Immediately prior to the disposition, the lender reduced the Company's loan obligation to $75,000 which was assumed by the buyer in connection with the disposition. Along with the loan reduction, the lender received the balance of the restricted escrows that they held and the rights to unpaid accounts receivable and forgave accrued interest, resulting in a net gain on extinguishment of debt of $13,653.

(b)
Portfolio consists of the following properties: (i) Academy Sports – Houma, (ii) Academy Sports – Port Arthur, (iii) Academy Sports – San Antonio, (iv) CVS Pharmacy – Moore, (v) CVS Pharmacy – Saginaw and (vi) Rite Aid Store (Eckerd) – Olean.

(c)	The terms of the disposition of Rite Aid Store (Eckerd) – Canandaigua and Tim Horton Donut Shop were negotiated as a single transaction.

(d)
Portfolio consists of the following properties: (i) Rite Aid Store (Eckerd) – Cheektowaga, (ii) Rite Aid Store (Eckerd), W. Main St. – Batavia, (iii) Rite Aid Store (Eckerd), Union Rd. and (iv) Rite Aid Store (Eckerd) – Greece.

There have been no dispositions subsequent to September 30, 2016.

3rd Quarter 2016 Supplemental Information	13

Retail Properties of America, Inc.
Market Summary as of September 30, 2016
(dollar amounts and square footage in thousands)

Property Type/Market	Number of Properties	Annualized Base Rent (ABR) (a)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Target Markets
Dallas, Texas	20	$81,261	20.3%	$21.55	4,094	15.9%	92.1%	93.5%
Washington, D.C. / Baltimore, Maryland	13	43,404	10.8%	21.04	2,388	9.3%	86.4%	86.7%
New York, New York	8	33,864	8.4%	27.74	1,260	4.9%	96.9%	98.0%
Chicago, Illinois	6	19,988	5.0%	19.87	1,076	4.2%	93.5%	94.5%
Seattle, Washington	8	19,352	4.8%	14.23	1,473	5.7%	92.3%	94.5%
Atlanta, Georgia	9	18,988	4.7%	12.86	1,513	5.9%	97.6%	98.2%
Houston, Texas	9	15,231	3.8%	14.01	1,141	4.4%	95.3%	95.9%
San Antonio, Texas	3	11,770	2.9%	16.54	724	2.8%	98.3%	98.6%
Phoenix, Arizona	3	10,000	2.5%	17.14	632	2.4%	92.3%	92.5%
Austin, Texas	4	5,227	1.4%	15.96	350	1.4%	93.6%	93.6%
Subtotal	83	259,085	64.6%	19.04	14,651	56.9%	92.9%	93.8%

Non-Target – Top 50 MSAs
California	5	15,390	3.8%	19.20	954	3.7%	84.0%	86.0%
Pennsylvania	4	8,590	2.1%	11.42	757	2.9%	99.4%	99.4%
Florida	6	8,556	2.1%	19.64	555	2.2%	78.5%	97.2%
Virginia	1	4,861	1.2%	17.77	308	1.2%	88.8%	90.1%
Rhode Island	3	3,934	1.0%	14.95	271	1.0%	97.1%	97.1%
Missouri	2	3,498	0.9%	10.44	530	2.1%	63.2%	92.2%
Indiana	2	2,964	0.7%	14.62	205	0.8%	98.9%	98.9%
North Carolina	1	2,715	0.7%	11.14	286	1.1%	85.2%	100.0%
Connecticut	1	2,598	0.7%	24.88	115	0.4%	90.8%	90.8%
Massachusetts	1	1,720	0.4%	16.23	106	0.4%	100.0%	100.0%
Alabama	1	1,146	0.3%	15.01	78	0.3%	97.9%	97.9%
Tennessee	1	1,008	0.3%	11.42	93	0.3%	94.9%	94.9%
South Carolina	1	831	0.2%	12.22	68	0.3%	100.0%	100.0%
Subtotal	29	57,811	14.4%	15.41	4,326	16.7%	86.7%	94.2%

Subtotal Target Markets and Top 50 MSAs	112	316,896	79.0%	18.25	18,977	73.6%	91.5%	93.9%

Non-Target – Other
South Carolina	8	14,157	3.5%	12.38	1,173	4.5%	97.5%	97.6%
Texas	3	8,132	2.0%	13.32	651	2.5%	93.8%	97.0%
Florida	3	7,468	1.9%	13.75	616	2.4%	88.2%	89.2%
Michigan	1	6,973	1.7%	22.32	333	1.3%	93.8%	94.6%
Massachusetts	1	5,747	1.4%	10.78	537	2.1%	99.3%	99.3%
New York	2	5,676	1.4%	9.44	604	2.3%	99.6%	99.8%
Tennessee	2	4,812	1.2%	11.53	445	1.7%	93.8%	93.8%
North Carolina	1	4,223	1.1%	11.11	380	1.5%	100.0%	100.0%
Washington	1	4,031	1.0%	12.79	378	1.5%	83.4%	83.4%
New Mexico	1	3,686	0.9%	16.55	224	0.9%	99.4%	99.4%
Pennsylvania	3	3,676	0.9%	15.18	264	1.0%	91.7%	91.7%
Georgia	2	3,554	0.9%	12.98	305	1.2%	89.8%	89.8%
Alabama	3	3,461	0.9%	12.68	274	1.1%	99.6%	100.0%
Conneticut	2	2,514	0.6%	12.96	194	0.8%	100.0%	100.0%
Maryland	1	1,996	0.5%	18.99	113	0.4%	93.0%	95.2%
Louisiana	1	1,448	0.4%	13.11	116	0.5%	95.2%	98.6%
Colorado	1	1,437	0.4%	13.70	108	0.4%	97.1%	97.1%
Ohio	1	1,029	0.3%	13.54	76	0.3%	100.0%	100.0%
Subtotal	37	84,020	21.0%	13.01	6,791	26.4%	95.1%	95.7%

Total Multi-Tenant Retail	149	400,916	100.0%	16.84	25,768	100.0%	92.4%	94.4%

Single-User Retail	25	17,251		23.09	747		100.0%	100.0%

Total Retail	174	418,167		17.03	26,515		92.6%	94.5%

Office	1	10,476		11.71	895		100.0%	100.0%

Total Operating Portfolio (b)	175	$428,643		$16.83	27,410		92.9%	94.7%

(a)
Excludes $8,257 of multi-tenant retail ABR and 740 square feet of multi-tenant retail GLA attributable to the Company's active redevelopment, which is located in the Washington, D.C./Baltimore MSA. Including these amounts, 65.3% of the Company's multi-tenant retail ABR and 58.1% of the Company's multi-tenant retail GLA is located in Target Markets.

(b)	Excludes one single-user retail operating property classified as held for sale as of September 30, 2016.

3rd Quarter 2016 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of September 30, 2016
(square footage in thousands)

Total Retail Operating Portfolio:

	Target Markets		Non-Target – Top 50 MSAs		Non-Target – Other		Total Multi-Tenant Retail		Single-User Retail (a)		Total Retail
Number of Properties	83		29		37		149		25		174
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	6,749	96.9%	2,508	84.4%	3,879	97.9%	13,136	94.8%	500	100.0%	13,636	95.0%	97.0%
10,000-24,999 sq ft	2,692	93.2%	822	93.9%	1,215	97.5%	4,729	94.4%	247	100.0%	4,976	94.7%	96.7%
Anchor	9,441	95.8%	3,330	86.7%	5,094	97.8%	17,865	94.7%	747	100.0%	18,612	94.9%	96.9%

5,000-9,999 sq ft	2,041	91.5%	384	92.6%	660	92.1%	3,085	91.8%	—	—	3,085	91.8%	92.9%
0-4,999 sq ft	3,169	84.9%	612	82.7%	1,037	83.8%	4,818	84.4%	—	—	4,818	84.4%	86.4%
Non-Anchor	5,210	87.5%	996	86.5%	1,697	87.0%	7,903	87.3%	—	—	7,903	87.3%	88.9%

Total	14,651	92.9%	4,326	86.7%	6,791	95.1%	25,768	92.4%	747	100.0%	26,515	92.6%	94.5%

(a)	Excludes one single-user retail operating property classified as held for sale as of September 30, 2016.

3rd Quarter 2016 Supplemental Information	15

Retail Properties of America, Inc.
Top Retail Tenants as of September 30, 2016
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in the Company's retail operating portfolio based on ABR as of September 30, 2016. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy, Pacific Sales	21	$12,518	3.0%	$15.34	816	3.3%

Ahold U.S.A. Inc.	Giant Foods, Stop & Shop, Martin's	9	11,006	2.6%	19.87	554	2.3%

The TJX Companies, Inc.	HomeGoods, Marshalls, T.J. Maxx	36	10,127	2.4%	9.87	1,026	4.2%

Ross Stores, Inc.		30	10,083	2.4%	11.42	883	3.6%

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus World Market	24	8,434	2.0%	13.43	628	2.6%

PetSmart, Inc.		27	8,318	2.0%	14.99	555	2.3%

Regal Entertainment Group	Edwards Cinema	2	6,911	1.7%	31.56	219	0.9%

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	23	6,309	1.5%	12.25	515	2.1%

AB Acquisition LLC	Safeway, Jewel-Osco, Shaw's Supermarket, Tom Thumb	8	6,087	1.5%	13.09	465	1.9%

The Home Depot, Inc.		5	5,824	1.4%	9.47	615	2.5%

Rite Aid Corporation		20	5,792	1.4%	21.86	265	1.1%

Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store	27	5,598	1.3%	16.04	349	1.4%

Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy, Field & Stream	9	5,325	1.3%	13.55	393	1.6%

The Kroger Co.	Kroger, Harris Teeter, King Soopers, QFC	10	5,234	1.3%	9.99	524	2.1%

Ascena Retail Group Inc.	Dress Barn, Lane Bryant, Justice, Catherine's, Ann Taylor, Maurices, LOFT	47	5,182	1.2%	20.32	255	1.0%

Pier 1 Imports, Inc.		24	4,966	1.2%	20.44	243	1.0%

Publix Super Markets Inc.		11	4,964	1.2%	10.65	466	1.9%

Office Depot, Inc.	Office Depot, OfficeMax	17	4,930	1.2%	14.13	349	1.4%

Lowe's Companies, Inc.		6	4,790	1.1%	6.44	744	3.0%

BJ's Wholesale Club, Inc.		2	4,609	1.1%	18.81	245	1.0%
Total Top Retail Tenants		358	$137,007	32.8%	$13.55	10,109	41.2%

3rd Quarter 2016 Supplemental Information	16

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in the Company's retail operating portfolio as of September 30, 2016 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)		WA Lease Term	Tenant Allowances PSF
Q3 2016	135	1,121	$16.62	$15.36	8.20%		5.70	$5.58
Q2 2016	129	920	$18.26	$16.89	8.11%		6.14	$9.20
Q1 2016	140	789	$21.75	$20.39	6.67%	(b)	5.05	$7.02
Q4 2015	109	517	$21.70	$19.75	9.87%		5.98	$13.07
Total – 12 months	513	3,347	$19.23	$17.81	7.97%		5.68	$8.07

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term	Tenant Allowances PSF
Q3 2016	87	756	$16.44	$15.34	7.17%		4.66	$0.13
Q2 2016	91	581	$18.19	$17.01	6.94%		4.85	$0.96
Q1 2016	105	627	$22.57	$21.03	7.32%	(b)	4.67	$3.36
Q4 2015	64	322	$21.66	$20.38	6.28%		4.73	$3.20
Total – 12 months	347	2,286	$19.30	$18.04	6.98%		4.72	$1.66

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term	Tenant Allowances PSF
Q3 2016	15	85	$18.22	$15.58	16.94%		9.13	$33.65
Q2 2016	12	91	$18.74	$16.11	16.33%		10.91	$22.81
Q1 2016	17	102	$16.73	$16.44	1.76%		8.68	$28.55
Q4 2015	17	81	$21.87	$17.22	27.00%		8.85	$36.89
Total – 12 months	61	359	$18.75	$16.33	14.82%		9.39	$30.18

Non-Comparable New and Renewal Leases (c)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term	Tenant Allowances PSF
Q3 2016	33	280	$11.44	n/a	n/a		8.06	$11.77
Q2 2016	26	248	$13.40	n/a	n/a		7.78	$23.49
Q1 2016	18	60	$15.03	n/a	n/a		4.16	$8.53
Q4 2015	28	114	$16.76	n/a	n/a		7.91	$24.03
Total – 12 months	105	702	$13.30	n/a	n/a		7.56	$17.62

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Excluding the impact from eight Rite Aid leases that were extended to effectuate the planned 2016 disposition of these single-user assets, combined comparable re-leasing spreads were approximately 7.95% and comparable renewal re-leasing spreads were approximately 8.88% for the three months ended March 31, 2016 over previous rental rates. Four of the eight Rite Aid properties were sold during the three months ended June 30, 2016 and the remaining four were sold during the three months ended September 30, 2016.

(c)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

3rd Quarter 2016 Supplemental Information	17

Retail Properties of America, Inc.
Retail Lease Expirations as of September 30, 2016
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of September 30, 2016, of lease expirations scheduled to occur during the remainder of 2016 and each of the nine calendar years from 2017 to 2025 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company's retail operating portfolio. The following tables are based on leases commenced as of September 30, 2016. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2016	63	$4,631	1.1%	$20.95	$4,631	$20.95	221	0.9%	0.8%
2017	387	31,480	7.6%	18.11	31,586	18.17	1,738	7.1%	6.5%
2018	471	52,107	12.4%	19.20	52,822	19.46	2,714	11.1%	10.2%
2019	533	69,601	16.7%	18.71	70,717	19.01	3,720	15.1%	14.0%
2020	378	47,587	11.4%	15.79	48,599	16.13	3,013	12.2%	11.3%
2021	331	49,318	11.7%	18.05	51,035	18.67	2,733	11.1%	10.3%
2022	145	37,905	9.0%	13.97	40,727	15.01	2,713	11.1%	10.2%
2023	110	25,902	6.2%	15.36	27,792	16.48	1,686	6.9%	6.4%
2024	145	28,928	6.9%	15.75	31,282	17.03	1,837	7.5%	7.0%
2025	104	23,580	5.7%	16.66	25,788	18.22	1,415	5.7%	5.4%
Thereafter	129	45,905	11.0%	16.86	53,647	19.71	2,722	11.1%	10.3%
Month to month	21	1,223	0.3%	24.96	1,223	24.96	49	0.2%	0.2%
Leased Total	2,817	$418,167	100.0%	$17.03	$439,849	$17.91	24,561	100.0%	92.6%

Leases signed but not commenced	53	$7,110	—	$14.14	$7,809	$15.52	503	—	1.9%
Available							1,451	—	5.5%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company's retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2016	4	$992	0.2%	$12.56	$992	$12.56	79	0.3%	0.3%
2017	28	7,724	1.9%	10.23	7,725	10.23	755	3.1%	2.8%
2018	59	20,161	4.8%	13.27	20,321	13.38	1,519	6.2%	5.7%
2019	93	37,010	8.9%	15.02	37,134	15.07	2,464	10.0%	9.3%
2020	78	24,663	5.9%	11.91	24,691	11.93	2,070	8.4%	7.8%
2021	68	27,804	6.6%	14.53	28,027	14.64	1,914	7.8%	7.2%
2022	66	29,365	7.0%	12.25	31,241	13.03	2,398	9.8%	9.0%
2023	44	19,324	4.6%	13.58	20,351	14.30	1,423	5.8%	5.4%
2024	47	18,400	4.4%	12.27	19,288	12.87	1,499	6.1%	5.7%
2025	32	14,897	3.6%	13.15	15,788	13.93	1,133	4.6%	4.3%
Thereafter	58	35,698	8.5%	14.81	40,927	16.98	2,411	9.8%	9.1%
Month to month	—	—	—%	—	—	—	—	—%	—%
Leased Total	577	$236,038	56.4%	$13.36	$246,485	$13.95	17,665	71.9%	66.6%

Leases signed but not commenced	11	$4,061	—	$10.92	$4,313	$11.59	372	—	1.4%
Available							575	—	2.2%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2016	59	$3,639	0.9%	$25.63	$3,639	$25.63	142	0.6%	0.5%
2017	359	23,756	5.7%	24.17	23,861	24.27	983	4.0%	3.7%
2018	412	31,946	7.6%	26.73	32,501	27.20	1,195	4.9%	4.5%
2019	440	32,591	7.8%	25.95	33,583	26.74	1,256	5.1%	4.7%
2020	300	22,924	5.5%	24.31	23,908	25.35	943	3.8%	3.5%
2021	263	21,514	5.1%	26.27	23,008	28.09	819	3.3%	3.1%
2022	79	8,540	2.0%	27.11	9,486	30.11	315	1.3%	1.2%
2023	66	6,578	1.6%	25.01	7,441	28.29	263	1.1%	1.0%
2024	98	10,528	2.5%	31.15	11,994	35.49	338	1.4%	1.3%
2025	72	8,683	2.1%	30.79	10,000	35.46	282	1.1%	1.1%
Thereafter	71	10,207	2.5%	32.82	12,720	40.90	311	1.3%	1.2%
Month to month	21	1,223	0.3%	24.96	1,223	24.96	49	0.2%	0.2%
Leased Total	2,240	$182,129	43.6%	$26.41	$193,364	$28.04	6,896	28.1%	26.0%

Leases signed but not commenced	42	$3,049	—	$23.27	$3,496	$26.69	131	—	0.5%
Available							876	—	3.3%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

3rd Quarter 2016 Supplemental Information	18

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units, of which the Company owned 62,000 square feet as of September 30, 2016.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company and executive and realignment separation charges, which are otherwise excluded from the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends. Comparison of the Company's presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items. NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. NOI does not represent an alternative to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as an indicator of the Company's financial performance. Comparison of the Company's presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

3rd Quarter 2016 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI for the nine months ended September 30, 2016 represents NOI from the Company's same store portfolio consisting of 158 retail operating properties acquired or placed in service and stabilized prior to January 1, 2015. NOI from Other Investment Properties for the nine months ended September 30, 2016 represents NOI primarily from properties acquired during 2015 and 2016, the Company's development property, the Company's one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2015 and 2016, the net income from the Company's wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company's acquisition of the fee interest on April 29, 2016. For the three months ended September 30, 2016, the Company's same store portfolio consists of 164 retail operating properties inclusive of the same store portfolio for the nine months ended September 30, 2016 and six additional retail operating properties acquired during the first half of 2015. The financial results reported in Other Investment Properties for the three months ended September 30, 2016 are inclusive of the topics described above for the nine months ended September 30, 2016 excluding the six investment properties acquired during the first half of 2015.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as indicators of the Company's financial performance. Comparison of the Company's presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company's performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to "Net income attributable to common shareholders" as an indicator of the Company's financial performance. Comparison of the Company's presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company's presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company's presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

3rd Quarter 2016 Supplemental Information	20

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income attributable to common shareholders	$70,132	$75,967	$141,435	$115,002
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	2,362	2,362	7,087	7,087
Gain on sales of investment properties	(66,385)	(75,001)	(97,737)	(113,214)
Depreciation and amortization	56,763	52,871	163,602	163,345
Provision for impairment of investment properties	4,742	169	11,048	4,113
General and administrative expenses	11,110	10,939	33,289	35,949
Gain on extinguishment of debt	—	—	(13,653)	—
Gain on extinguishment of other liabilities	—	—	(6,978)	—
Interest expense	25,602	40,425	78,343	110,610
Straight-line rental income, net	(1,226)	(655)	(3,054)	(2,297)
Amortization of acquired above and below market lease intangibles, net	(1,441)	(505)	(2,412)	(1,346)
Amortization of lease inducements	265	256	817	636
Lease termination fees	(385)	(3,245)	(3,070)	(3,712)
Straight-line ground rent expense	692	931	2,372	2,797
Amortization of acquired ground lease intangibles	(140)	(140)	(420)	(420)
Other income, net	(22)	(479)	(449)	(1,398)
NOI	102,069	103,895	310,220	317,152
NOI from Other Investment Properties	(11,763)	(17,581)	(55,162)	(71,058)
Same Store NOI	$90,306	$86,314	$255,058	$246,094

3rd Quarter 2016 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net, Unsecured Term Loans, Net and
Unsecured Revolving Line of Credit to Total Net Debt and Total Net Debt and Preferred Stock

	September 30, 2016	December 31, 2015

Mortgages payable, net	$1,000,089	$1,123,136
Unsecured notes payable, net	595,479	495,576
Unsecured term loans, net	447,302	447,526
Unsecured revolving line of credit	—	100,000
Total	2,042,870	2,166,238
Mortgage premium, net of accumulated amortization	(1,544)	(1,865)
Mortgage discount, net of accumulated amortization	633	1
Unsecured notes payable discount, net of accumulated amortization	1,001	1,090
Capitalized loan fees, net of accumulated amortization	11,919	13,041
Total notional debt	2,054,879	2,178,505
Less: consolidated cash and cash equivalents	(69,071)	(51,424)
Total net debt	1,985,808	2,127,081
Series A preferred stock	135,000	135,000
Total net debt and preferred stock	$2,120,808	$2,262,081

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	September 30, 2016	December 31, 2015

Net income attributable to common shareholders	$70,132	$644
Preferred stock dividends	2,362	2,363
Interest expense	25,602	28,328
Depreciation and amortization	56,763	51,361
Gain on sales of investment properties, net of noncontrolling interest	(66,385)	(8,050)
Provision for impairment of investment properties	4,742	15,824
Realignment separation charges (a)	—	1,193
Adjusted EBITDA	$93,216	$91,663
Annualized	$372,864	$366,652

(a)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

3rd Quarter 2016 Supplemental Information	22